August 31, 2004


Pipeline Data Inc.
12 West Main Street
Brasher Falls, NY 13613

Attn:  MacAllister Smith


Re: Restricted Account: Account Number _____________

     Account Name: Pipeline Data, Inc. maintained at North Fork Bank (the "Restricted Account").



     Reference is made to (i) that certain Securities Purchase Agreement, dated as of August 31, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between Pipeline Data, a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of August31, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, the Purchaser and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $2,500,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

     The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account.

     The Company is involved in the Merchant Card Service business. The Merchant Card Service business means the operations related to the acceptance, processing and collection of credit card transactions on behalf of a merchant. Such operations ("Merchant Account Operations") include but are not limited to the solicitation of prospective merchants, credit review and approval of merchants, clearing and settlement of credit card transactions involving such merchant, customer service, chargeback and retrieval services. One method utilized by the Company to grow its business is to acquire Merchant Account Operations either through the acquisition of portfolios containing merchant accounts or through the acquisition of companies that perform Merchant Account Operations (each, a "Merchant Portfolio Acquisition").


For good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree as follows:

     The Company may direct the Purchaser to cause the Bank to release all or any portion of the amounts contained in the Restricted Account following (or in connection with) the consummation of a Merchant Portfolio Acquisition by the Company or any of its Subsidiaries so long as:

               (i) the chief executive officer or the chief financial officer of the Company has certified to the Purchaser that no Event of Default under and as defined in any of the Note, the Secured Convertible Term Note made by the Company for the benefit of the Purchaser dated February 27, 2004 (the "February 2004 Note") and/or the Secured Convertible Term Note made by the Company for the benefit of the Purchaser dated June 16, 2004 (the "June 2004 Note") has occurred and is continuing;

               (ii) the Company has filed all registration statements that the Company is required to file in connection with the Note, the February 2004 Note, the June 2004 Note and all warrants issued to the Purchaser in connection with each such note and shall have filed such registration statements within 10 business days from the date of this letter; and

               (iii) the Company has provided the Purchaser with (x) a letter of intent and purchase agreement with respect to each such Merchant Portfolio Acquisition and (y) a certification from the chief executive officer or the chief financial officer of the Company setting forth
          (I) a statement that the proceeds that the Company is requesting the Purchaser to release from the Restricted Account will be utilized to consummate a Merchant Portfolio Acquisition and (II) a calculation setting forth the net income generated by the business being acquired in connection with such Merchant Portfolio Acquisition, in the most recently ended fiscal month of such business, which calculation shall be satisfactory to the Purchaser (the "Monthly Net Income Calculation").


     Notwithstanding anything to the contrary contained above, each Merchant Portfolio Acquisition where the total consideration paid by the Company (or any subsidiary or affiliate thereof) exceeds a multiple of 30 times the Monthly Cash Flow Calculation shall, in each case, require the prior written approval of the Purchaser. In connection with each such approval, the Purchaser may evaluate all factors that it considers (in its sole discretion) relevant, including without limitation (i) the relative benefit of such acquisition to the Company and its Subsidiaries and (ii) the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time.

     Furthermore (x) promptly following any voluntary conversion by the Purchaser of any Non-Amortizing Principal Amount (as defined in the Note) into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the outstanding Non-Amortizing Principal Amount has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing and (y) subject to, and in accordance with the provisions of, Section 2.4 of the Note, on any Non-Amortizing Redemption Date (as defined in the Note), the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to the portion of the Non-Amortizing Redemption Amount (as defined in the Note) that relates to the Principal Amount of the Note (but exclusive of any redemption premium, interest or other fees related thereto) from the Restricted Account to such bank account as the Purchaser may direct.

     In connection with any Merchant Portfolio Acquisition, the Company hereby agrees to execute and deliver to the Purchaser, or cause the relevant Subsidiary of the Company to execute and deliver to the Purchaser, a security agreement, pledge agreement, guaranty and/or other documentation (including, without limitation, the documentation required by Section 6.12(f) of the Purchase Agreement and an opinion of counsel) requested by the Purchaser, all of which documentation shall be satisfactory in form and substance to the Purchaser. Furthermore, the Purchaser agrees that any interest earned on the monies contained in the Restricted Account shall be for the account of the Company and held by the Purchaser as additional collateral for all obligations of the Company and its Subsidiaries under the Note, the Purchase Agreement and the Related Agreements.


     This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

         *        *        *        *

     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below. Signed,

                                   Laurus Master Fund, Ltd.
                                   Name: David Grin
                                   Title:  Director

Agreed and Accepted this 31 st day of August, 2004.

PIPELINE DATA, INC.




By: /s/ MacAllister Smith
Name:    MacAllister Smith
Title:   CEO